                                                                    EXHIBIT 99.1


                              KEY TECHNOLOGY, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  SPECIAL MEETING OF SHAREHOLDERS, JULY 12, 2000


                                     PLEASE
                                      MARK,
                                      DATE,
                                      SIGN
                                       AND
                                     RETURN
                                      THIS
                                      PROXY
                                     IN THE
                                    ENCLOSED
                                    ENVELOPE


The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Special Meeting of Shareholders of KEY TECHNOLOGY, INC. to be held on Wednesday, July 12, 2000, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

PROPOSAL TO ISSUE SHARES OF KEY TECHNOLOGY SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, KEY TECHNOLOGY SERIES C CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, WARRANTS TO PURCHASE KEY TECHNOLOGY COMMON STOCK AND SHARES OF COMMON STOCK UNDERLYING SUCH SECURITIES (THE "ISSUANCE") PURSUANT TO AN AGREEMENT AND PLAN OF MERGER EFFECTIVE FEBRUARY 15, 2000 BY AND AMONG KEY TECHNOLOGY, KTC ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF KEY TECHNOLOGY, AND ADVANCED MACHINE VISION CORPORATION

                 [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

PROPOSAL TO AMEND THE 1996 EMPLOYEES' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 750,000 SHARES TO 1,250,000 SHARES

                 [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN


                  (Continued and to be signed on reverse side)


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PROXY



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE COUNTED FOR PURPOSES OF ESTABLISHING A QUORUM, BUT WILL NOT BE COUNTED AS A VOTE FOR OR AS A VOTE AGAINST THE ISSUANCE OR THE AMENDMENT TO THE 1996 EMPLOYEES' STOCK OPTION PLAN.




                                       Dated: ____________________________, 2000

                                       _________________________________________

                                       ____________________________ Signature or
                                                 Signatures

                                       Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.